As filed with the Securities and Exchange Commission on  August 12 , 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

BLUE FASHION CORP.
 (Exact name registrant as specified in its charter)

Nevada	7114	39-2079422
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

2780 So. Jones Blvd. #3752
Las Vegas, Nevada 89146
Telephone No.: (702) 605-4371
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
__________________________

Business Fillings Incorporated
8040 Excelsior Drive
Suite 200. Madison, WI 53717
Tel 800-981-7183 or 608-827-5300
(Address, including zip code, and telephone number, Including area code, of  agent for service)
___________________________

Copies To:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	9,000,000	$0.01	$90,000	$12.28

(1) Pursuant to Rule 416 (b), this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS
SUBJECT TO COMPLETION, DATED ______, 2013

BLUE FASHION CORP.

9,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Blue Fashion Corp. and no public market currently exists for the securities being offered. A public market may never develop for the securities being offered, or, if a market develops, it may not be sustained.

We are offering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The shares of common stock to be sold by us will be sold on our behalf by our President, without commission or other remuneration. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering. Should we be successful in selling all of the shares offered, we will receive $90,000 in proceeds before expenses. The minimum amount of financing  we estimate that we need in the next 12 months to begin operations is $30,000. Any funds received as a part of this offering will be immediately available to us for our use. We have not made any arrangements to place the proceeds from this offering in an escrow, trust or similar account.

The shares are being offered at a fixed price of $0.01 per share for a period of one year (unless extended for up to an additional six months in the sole discretion of our board of directors) from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 9,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus, unless extended for up to an additional six months in the sole discretion of our board of directors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We are a development stage company with nominal operations and assets . As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. Refer to the section entitled “Risk Factors” on pages _____.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER “RISK FACTORS” BEGINNING ON PAGE 6.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16
DESCRIPTION OF BUSINESS	23
EMPLOYEES AND EMPLOYMENT
FACILITIES
LEGAL PROCEEDINGS	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	27
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES	31
DIDISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL	32
EXPERTS	32
AVAILABLE INFORMATION	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	32
INDEX TO THE FINANCIAL STATEMENTS	F-1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BLUE FASHION CORP.” REFERS TO BLUE FASHION CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BLUE FASHION CORP.

Blue Fashion Corp. was incorporated in Nevada on May 14, 2012.We are a development stage corporation.

Blue Fashion Corp. is company with focus on the provision of models for fashion shows, television commercials, movies, and magazines. We are still in our initial stages of development.

Being a development stage company, we have no revenues and have limited operating history. Our principal address is: 2780 So. Jones Blvd. #3752 Las Vegas, Nevada 89146. Our phone number is (702) 605-4371

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”).

Our revenue is earned by charging a fee to our clients who will want to hire our models for various photo shoots, catwalk shows, TV and film appearances and similar modeling events. Pursuant to the contracts with models Company will have a 30% share cut of the monies received from our future clients.

We plan to be a company that will be an exclusive agent for a select group of models worldwide, concentrating initially on a Balkan market, serving especially Serbia and Bosnia and Herzegovina, and then eventually North American region and cities of New York and Miami. We have entered into a contract agreement with our first model Nina Vorkapic, agreement dated January 21, 2013. The Company is planning to rely on advertisement and achievements of previously engaged model to attract future models to enter into modeling agreements.

.We also plan to realize value from our business by holding a fashion courses where prospective models will pay to learn modeling, also they will learn make up artistry and go through a fitness training program with a professional instructor. We do not anticipate earning revenues until we enter into commercial operations. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully prepare and produce services or products related to our planned activities.

To date we have incorporated our company and paid the state fees, we have prepared a business plan and executed an agreement with a model. Company has purchased a Nikon digital SLR camera with a zoom lens that we intend to use for photo shoots. We have also purchased an Internet domain name at www.bluefashion.com. Currently, we are proceeding with development of our company website and conducting market research related to fashion and modeling, photography, television and film industry segments. We have also researched government regulations applicable to our proposed business. Our plan of operations needs to be executed in order to fully develop our business and begin generating revenue, a number of steps have to be accomplished within the plan. Drafted milestones are disclosed in our 12 month Plan of Operations listed on page 16.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (May 14, 2012) through July 31, 2013, reports no revenues and a net loss of $8,772.

THE OFFERING

The Issuer:	BLUE FASHION CORP.

Securities Being Offered:	9,000,000 shares of common stock

Price Per Share:	$0.01

Duration of the Offering:
The offering shall terminate on the earlier of when the sale of all 9,000,000 common shares is complete  or one year from the date of this prospectus; or when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 9,000,000 shares registered under the Registration Statement of which this Prospectus is part of. The board of directors may also consider deciding to terminate the offering if other means of funding become available on more favorable terms or if management’s believes it can start generating revenue earlier without the extra funding.

Net Proceeds	$90,000

Securities Issued and Outstanding:	There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President Bojana Banjac

Registration Costs	We estimate our total offering registration costs to be approximately $10,000

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from May 14, 2012 (Inception) to July 31, 2013.

Financial Summary	July 31, 2013 ($)
Cash and Deposits	1,905
Total Assets	1,905
Total Liabilities	6,623
Total Stockholder’s Equity	2,851

Statement of Operations	Accumulated From May 14, 2012 (Inception) to July 31, 2013 ($)
Total Expenses	8,772
Net Loss for the Period	(8,772)
Net Loss per Share	-

RISK FACTORS

In addition to the other information in this prospectus Blue Fashion Corp. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus and our financial statements and related notes before investing in our common stock. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR SHORT OPERATING HISTORY MAKES OUR BUSINESS DIFFICULT TO EVALUATE

We are a development stage company, with no significant history of operations. We were incorporated on May 14, 2012, and we are a startup company with very little operating history. Our business is in the early stage of development and we have not generated any revenues to date. The minimum amount of financing that wee need in the next 12 months to begin operations is $30,000. Significant additional development and marketing of our business is necessary prior to our achieving revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory of products to sell, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION.

Our independent registered public accountants have issued a going concern opinion concerning our financial statements for the period ended July 31, 2013. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of twelve month from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE CEASE TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2)

We are a “shell company” as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase any services from us. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. Entire investment into this company is likely to be lost if we cannot provide services goods, etc., at prices which generate profit.

WE ARE EXPOSED TO THE CREDIT RISK OF SOME OF OUR FUTURE CUSTOMERS.

Our revenue will be dependent to a large extent on the creditworthiness of our future customers. During periods of economic downturn in the global economy, our exposure to credit risks from our customers increase, and our efforts to monitor and mitigate the associated risks may not be effective in reducing our credit risks. In the event of non-payment by one or more of our customers, our business, financial condition and operating results could be adversely affected.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

THE FASHION AND MODELING BUSINESS IS HIGLY COMPETITIVE AND THERE IS NO ASSURRANCE THAT WE WILL BE ABLE TO COMPETE EFFECTIVELY.

Fashion and modeling is a vibrant business market and competition is high. We are going to work in an industry which is highly competitive and serviced by what appear to be small to medium size companies. When we rate competition as high, we mean that chances of a potential customer to go to another company that provides same service as us is high. Some of the competitors may have lower overhead cost structures by having already acquired large turnover and maybe able to provide their products and services at lower rates than us. There can be no assurance that our company will not encounter increased competition from some new market entrants that may be significantly larger and have greater financial and marketing resources. Blue Fashion Corp. is entering the market in a small capacity, we will compete for market share with numerous companies where many of them already have built client base and have established and spread their advertising and marketing campaign. In addition, same existing and future competitors may seek to gain or retain market share by reducing their service prices while being able to increase their volumes of service provided. In that case our company may be needing to lower its own prices of it’s services, which may adversely affect operating results.

THE FASHION AND MODELING INDUSTRY IS SUBJECT TO GENERAL ECONOMIC CONDITIONS.

The Company believes that our industry is sensitive to economic conditions, including national economic changes, regional conditions in business, local and international low downs in modeling industry, fashion and retail, design, advertisement, commercial and marketing activity, etc. In addition, our company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on our business operating results and financial condition.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our President and sole director, Ms. Bojana Banjac, will devote only limited time to our operations. Ms. Banjac intends to devote approximately twenty hours per week to our business. Because our President and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Bojana Banjac from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of company’s business. In addition, Ms. Banjac may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR OWNS 100% OF THE COMPANY’S SHARES AND WILL OWN 35.7% UPON THE SUCCESSFUL COMPLETION OF THIS OFFERING, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Ms. Banjac, our President and sole director, owns 100% of our shares of common stock and will own 35.7% of our common stock if all of the shares registered as part of this offering are sold. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Banjac may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT REGARDLESS OF THE NUMBER OF SECURITIES SOLD IN THE OFFERING.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Bojana Banjac, who will receive no commissions. She will offer the shares to friends, family members, and business associates. However, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We also don’t plan on focusing our selling efforts in the U.S., therefore it is likely that the company's securities will be highly illiquid for U.S. investors even if the offering is successful.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCKPRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limitation the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Blue Fashion Corp. and anyone acting on its behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the anticipated costs of being a public company to be approximately $10,000 per year. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT AND SOLE DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Bojana Banjac, our President, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

YOU MAY HAVE DIFFICULTY ENFORCING YOUR RIGHTS AGAINST THE COMPANY THROUGH LITIGATION.

Investor may have difficulty enforcing his or her rights against the company through litigation, or otherwise, due to the fact that the company’s operations and its principals will be located in Eastern Europe.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF OUR COMPANY.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale in the amount of $30,000, $60,000 and $90,000, respectively, worth of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

		$30,000	$60,000	$90,000
Legal and professional fees ( public company reporting costs)	$		$10,000	$10,000
Net proceeds		$30,000	$50,000	$80,000
The net proceeds will be used :
Marketing, advertising		$9,900	$17,000	$29,000
Salaries		$7,200	$8,000	$15,000
Photo-shoots & filming, castings		$4,200	$10,000	$12,000
Rent		$4,400	$10,000	$16,000
Other running expenses		$4,300	$5,000	$8,000

In the event of raising $30,000 or less from the offering the costs for legal and professional fees and public company reporting are planned to be covered from director loans and not from the moneys raised from the offering.

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed costs, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include Management deciding to spend less of the allotment on equipment and more on marketing. Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

Bojana Banjac made a loan in the principal amount of $6,623 to Blue Fashion Corp., has verbally agreed to loan the company more funds, if necessary, to complete the registration process but we will require funding from the sale of shares to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on May 14, 2012. Bojana Banjac, our President and sole director, paid $0.001 per share for the 5,000,000 common shares

Assuming completion of the offering, there will be up to 14,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Dilution table

Percentage of funding	100%	66%	33%
Amount of new funding	$90,000.00	$60,000.00	$30,000.00
Offering price	$0.01	$0.01	$0.01
Shares after offering	14,000,000.00	11,000,000.00	8,000,000.00
Book value before offering per share	$0.0009	$0.0009	$0.0009
Increase per share	0.0059	0.0050	0.0034
Book value after offering per share	$0.0067	$0.0059	$0.0043
Dilution to investors	$0.0033	$0.0041	$0.0057
Dilution as percentage	33%	41%	57%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We are a development stage company and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $1,905 as of July 31, 2013. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We will need funding from this offering in order to achieve our business plan goals. The minimum amount of financing that wee need in the next 12 months to begin operations we estimate to be $30,000. Our current operations are solely dependent on personal loans from our principal executive officer. We have been utilizing and may utilize funds from Bojana Banjac, our President, Treasurer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Banjac has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Ms. Banjac or her affiliates.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

PLAN OF OPERATION

We were incorporated in the State of Nevada on May 14, 2012. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. To meet our need for cash we are attempting to raise money from this offering. Even if we are able to raise enough money through this offering to run operations, we cannot guarantee that once operations commence we will stay in business after doing so. We believe that the minimum amount of $30,000 is needed to be raised to commence and sustain operations for at least 12 month. However if we are unable to successfully attract customers we may quickly use up the proceeds from this offering.

We are in the fashion and modeling business. The corporation is at a development stage. The company goal is to establish its market in the Balkan region, conducting business initially in Serbia then in Bosnia and Herzegovina, and then we intend to spread our business across the North American region primarily in the cities of New York and Miami. We plan to generate revenue by providing fashion models to the modeling industry, for fashion shows, photo shoots, TV and advertising works .We will be competing in the fashion and modeling market. We have never intended and do not intend to be a blank check company or a shell company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to run our operations but we cannot guarantee this. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Upon completion of our public offering, which may take up to 180 days, our specific goal is to try to take our business to profitability. Our plan of operations is as follows:

12 MONTH PLAN OF OPERATIONS:

1st Month

1. Sign 6 month agreement for 6 small company office lease $1500

2. Develop company profile page on Facebook and other social media. No cost

3. Design and print business cards $300

4. Announce casting call and utilize social media and paid advertising. $150

Month total $1,950

2nd Month

1. Sign Agreement for periodic casting space hire, construct small scale catwalk podium. $700

2. Hold model casting. $200

3. Hire a programmer to build company website. $1,500

4. Send out correspondence to major fashion agencies in the region with offers for cooperation. $100

Month total $2,500

3rd Month

1. Announce casting call, utilize social media, company website and paid advertisement. $150

2. Hold casting. $200

3. Further develop the company website, add new models to database $400

Month total $750

4th Month

1. Promote company to leading fashion agencies in the region, offer business partnership. No cost

2. Review company operations. No cost

3. Hire employee (manager). $600

4. Design, develop and produce marketing material. $ 2,000

5. Hire personnel on short term to hand out promotional flyers at key locations in the city. $300

Month total $2,900

5th Month

1. Continue reviewing operations, analyze works accomplished to date. No cost

2. Update company website, refresh online profiles and pages $1,000

3. Search for companies that offer good value marketing and advertising online. No cost

4. Expand company marketing $1,500

5. Pay salary $600

Month total $3,100

6th Month

1. Extend agreement for 6 moth small company office hire $1500

2. Organize model training week. $400

3. Hire make up artist and stylist. $400

4. Organize new model casting and promote the event $300

5. Pay salary $600

Month total $3,200

7th Month

1. Hold a casting $200

2. Update the website and corporate profiles online, add new models to the company website and database. $500

3. Create internal company IT data system which includes full list of models, employee details, company affiliates and documented company data. $2,000

4. Pay salary $600

Month total $3,300

8th Month

1. Hold model photo shoots and filming $1,500

2. Arrange meetings with management of leading modeling agencies in the region, offer cooperation. No cost

3. Announce and advertise next month's casting. $100

4. Pay salary $600

Month total $2,200

9th Month

1. Hold casting. $200

2. Hold model training week. $600

3. Hire makeup artist and a stylist short term. $500

4. Hire a photographer. $600

5. Pay salary $600

Month total $2,500

10th Month

1. Contact local fashion television stations, offer business cooperation. No cost

2. Make model catalog. $1,000

3. Pay salary $600

Month total $1600

11th Month

1. Expand advertising and marketing. $1700

2. Announce new casting. $100

3. Hold model training and makeup artistry course. $1,000

4. Make business collaboration offers to prominent companies in the region and abroad. No cost

5. Pay salary $600

Month total $3,400

12th Month

1. Hold casting $200

2. Hold model training course and a makeup artistry week. $800 (company may expect some income here)

3. Liaise with the media, television and magazines. $300

4. Pay rent $700

5. Pay salary $600

Month total $2,600

Total projected expenditure for the first 12-month: $30,000

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

Since inception on May 14, 2012 to July 31, 2013, we incorporated the company, we have prepared our business plan and entered into an Agreement with Nina Vorkapic. Agreement is filed as exhibit to this registration statement, the main terms are:

1) Nina Vorkapic agreed to engage in working relationship with Blue Fashion Corp.
2) Nina Vorkapic shall pay to Blue Fashion Corp. a sum equal to thirty percent of all monies received by her under all contracts of employment entered during the term specified in the contract.

Our loss since inception is $727 for filing costs related to the incorporation of the Company. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

We have generated no revenue since inception due to the fact that we are a development stage company and have not yet provided any services to any client.

Since inception, we have sold 5,000,000 shares of common stock to our President and sole director for net proceeds of $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2013, the Company had $1,905 cash and our liabilities were $6,623, comprising $6,623 owed to Bojana Banjac, our director.

Since inception, we have sold 5,000,000 shares of common stock in one offer and sale, which was to our President and sole director, at a price of $0.001 per share, for aggregate proceeds of $5,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

BUSINESS IN GENERAL

Blue Fashion Corp. is a newly formed company, based in Belgrade, Serbia and registered in the State of Nevada on the 14th May 2012. It is a developing stage corporation which is still in its initial stages of development.

Our business intention is to provide top models for fashion shows, television commercials, movies and magazines. Our revenue is earned via commission received from the deal we make with the model and the client. We intend to charge a fee to our clients who will want to hire our models paying for the models image, apearnce and time. Our clients will be charged by the day or by the hour of models engagement, or on an alternative basis as notified to the client by our company (for example, a set fee for a catwalk show). A 'day' is an 8-hour. Overtime is charged at one-and-a-half times the hourly rate. Any booking which is over 5 hours will be charged at the day rate. We don’t intend to vary fees among the clients. The 30% commission amount pursuant to the Nina Vorkapic modeling contract will be the standard commission amount in each modeling agreement.

We plan to be a company that will be an exclusive agent for a select group of models worldwide, concentrating initially on a Balkan market, serving especially Serbia and Bosnia and Herzegovina, and then eventually North American region and cities of New York and Miami.

The Company is planning to rely on advertisement and achievement of previously engaged model to attract future models to enter into modeling agreements. Pursuant to the contracts Sedition Films Inc. will have a 30% share cut of the monies received from our future clients.

To date we have incorporated our company and paid the state fees. We have prepared a business plan and executed an agreement with Nina Vorkapic, agreement dated January 21, 2013. Nina Vorkapic agreed to engage in business relationship with Blue Fashion Corp. We have purchased a Nikon digital SLR camera with a Zoom lens that we intend to use for photo shoots. We have also purchased an Internet domain name. Currently, we are proceeding with development of our company website and conducting market research related to fashion and modeling, photography, television and film industry segments. We have also researched government regulations applicable to our proposed business.

In order to fully develop our business and begin generating revenue our plan of operations needs to be executed, a number of steps have to be accomplished within the plan. Drafted milestones are disclosed in our 12 month Plan of Operations listed on page 18.

GENERAL STRATEGY

Building an organization of a strong and stable business structure while gaining confidence from our clients and our models by providing a good, concrete service and process of work. Our principal aim is to offer new models to the fashion industry.

MARKETING AND ADVERTISING/POTENTIAL CLIENTS

Blue Fashion Corp. intends to rely on our President and sole director, Bojana Banjac to market and publicize our business. A personnel might be hired to develop marketing side of the company. Besides other means, great part of the marketing and advertising is planned to be done online. We intend to hire a web designer to assist us in building our website.

While our website is being completed, we will generate profile pages on several major social networks. Presence on the Internet should sustain our business contour and bring our philosophy to the fashion community and perhaps spread the customer base in the fashion market. Promotion of our business is planned to also include advertising in the media, newspapers and magazines.

We also plan to update and distribute printed marketing material. For our future clients we will prepare business cards that we will hand out to every potential customer or collaborator as well as a potential models. We intend to print flyers with intention to hand them out before our auditions and castings for new models.

Target are fashion designers, Television and film production companies, Fashion Houses, magazine and newspaper establishments in the region of Serbia, Bosnia and surrounding areas. Company has plans to cover regions of North America, to be followed with other fashion cities of the world.

ASSETS

Company has purchased a used Nikon D7000 digital SLR camera together with 18-55mm AF-S DX VR Nikon Zoom Lens. The camera is a 16.2 Megapixel camera and it’s an effective tool and camera model to be utilized in fashion photography, and its cost was $1,050.

Agreement with Ms. Nina Vorkapic

Blue fashion Corp. has entered in to a contract with Nina Vorkapic a professional fashion model.

The main terms are:

1) Nina Vorkapic agreed to engage in working relationship with Blue Fashion Corp.

2) Nina Vorkapic shall pay to Blue Fashion Corp. a sum equal to 30% (thirty percent) of all monies received by her as a model under all contracts of employment entered during the term specified in the contract.

3) The term of the agreement is for a period of 2 years.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of an action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

COMPETITION

There are few barriers of entry in the modeling business and level of competition is high. There are many domestic, international small and large businesses in this market. We will be in direct competition with them. Many established companies have greater financial capabilities than us and will be able to provide more favorable terms to the customers. Many of these companies may have a greater, more established customer base than us. We may lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we may be competing with unregistered agencies, who may sell their services at a relatively cheap prices.

BOJANA BANJIC

For the last 5 years our director Ms. Bojana Banjac has been working as an accountant and administrator at the institute of Microbiology. In 1992 Ms. Banjac has graduated in Computer science and acquired a title of an engineer in Information Technology.

At a young age she finished an elementary level ballet school. She then went to complete a course for fashion modeling and catwalk, after which she was hired to working as a model. At the age of thirty Ms. Banjac started working as a model scout for a Greek modeling agency based in Belgrade, Serbia. She later took up a position of a consultant for the same agency holding a role as an organizer of fashion and trade shows and being a coordinator and a casting agent for the models. Within the same organization Ms. Banjac has built a school of modeling and makeup. She no longer works or associates with that firm. Ms. Banjac’s experiences with modeling agencies have led to our conclusion that Ms. Banjac should be serving as a member of our board of director in light of our business and structure.

NIKOLA MANOJLOVIC

From 2008 to 2010 as well as being an art student our secretary has been employed as a calligrapher, administrator and secretary at a printing firm connected to a church. From 2010 to 2013 Nikola Manojlovic was a manager and event organizer for a Serbian pop singer.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

Our company secretary is Nikola Manojlovic. We are a development stage company and currently have no employees. Bojana Banjac and Nikola Manojlovic, director and company officer, are not employees of the Company. We intend to take employees on as needed basis.

COMPANY OFFICE

Our principal address is: 2780 So. Jones Blvd. #3752 Las Vegas, Nevada 89146. Our contact telephone number is (310) 213-1390

Upon the completion of our offering, we intend to rent an office space but, as of the date of this prospectus we have not sought or selected a new office sight.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to a President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated Proceeding by any governmental authority against the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of July 31, 2013, the names, positions and ages of our current executive officers and directors.

Name and Address of Executive Officer and/or Director	Age	Position

Bojana Banjac 2780 So. Jones Blvd. #3752 Las Vegas, Nevada 89146	45	President, Treasurer and Director

Nikola Manojlovic 2780 So. Jones Blvd. #3752 Las Vegas, Nevada 89146	27	Secretary

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Bojana Banjac who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees. Our President and sole director, Ms. Bojana Banjac, currently devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan Ms. Banjac intends to devote as much time as she deems necessary to manage the affairs of the company.

 EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on May 14, 2012 until July 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Bojana Banjac, President, Treasurer, Director	May 14, 2012 to July 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Nikola Manojlovic, Secretary	May 14, 2012 to July 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Ms. Bojana Banjac currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of July 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

BojanaBanjac	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bojana Banjac will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On November 05, 2012, we issued a total of 5,000,000 shares of restricted common stock to Bojana Banjac, our President and sole director in consideration of $5,000.

Further, Ms. Banjac has advanced funds to the company. As of July 31,  2013, Ms. Banjacc advanced us $6,623. Ms. Banjac will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Banjac. And Ms. Banjac will be repaid from revenues of operations when and if we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Banjac does not bear interest. There is no written agreement evidencing the advancement of funds by Bojana Banjac or the repayment of the funds to her. The entire transaction was verbal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2013 by: (i) each person (including any group)known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Bojana Banjac 2780 So. Jones Blvd. #3752 Las Vegas, Nevada 89146	5,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus . As of the date of this prospectus , there were 5,000,000 shares of our common stock issued and outstanding.

A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our President and sole director who owns 5,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Blue Fashion Corp. has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 9,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company Director Ms. Bojana Banjac will deliver prospectuses to these individuals and to others who she believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: 2780 So. Jones Blvd. #3752 Las Vegas, Nevada 89146. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Bojana Banjac will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Banjac is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Banjac will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Ms. Banjac is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Banjac will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Banjac will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

BLUE FASHION CORP. will receive all proceeds from the sale of the 9,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of July 31, 2013, there were 5,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

Thomas E. Puzzo, Esq. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

KLJ & Associates, LLP Certified Public Accountant has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of this documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of BLUE FASHION CORP. for the period ended April 30 , 2013, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

BLUE FASHION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Blue Fashion Corp.

We have audited the accompanying balance sheet of Blue Fashion Corp. as of January 31, 2013, and the related statements of operations, stockholders’ equity, and cash flows for the period May 14, 2012 (inception) through January 31, 2013. Blue Fashion Corp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Fashion Corp. as of January 31, 2013 and the results of its operations and its cash flows for the period from May 14, 2012 (inception) through January 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company had accumulated deficit of $727 as of January 31, 2013, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP
Schaumburg, Illinois
April 19, 2013

Blue Fashion Corp.
(A Development Stage Company)
Balance Sheet

ASSETS	January 31, 2013

Current Assets
Cash and cash equivalents	$9,846

Total Current Assets	9,846

Fixed Assets
Furniture and equipment	1,050

Total Fixed Assets	1,050

Total Assets	$10,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accrued expenses	$-
Loan from director	6,623

Total Liabilities	6,623

Stockholders’ Equity
Common Stock, par value $.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(727)

Total Stockholders’ Equity	4,273

Total Liabilities and Stockholders’ Equity	$10,896

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Statement of Operations
For the Period from May 14, 2012 (Inception) to January 31, 2013

For the period from May 14, 2012 (Inception) to January 31, 2013
Revenues	$-

Operating Expenses
Business license and permits	715
Bank fees	12
General and administrative expenses	-

Total Operating Expenses	727

Net Loss From Operations	727

Provision for Income Taxes	-

Net Loss	$727

Net Loss Per Share: Basic and diluted	$(0.00)

Weighted-average number of common shares outstanding: Basic and diluted	5,000,000

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Statements of Stockholders’ Equity
For the Period from May 14, 2012 (Inception) to January 31, 2013

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, May 14, 2012	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	5,000,000	5,000	-	-	5,000

Net loss for the period ended January 31, 2013	-	-	-	(727)	(727)

Balance as of January 31, 2013	5,000,000	$5,000	$-	$(727)	$4,273

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Statements of Cash Flows
For the Period from May 14, 2012 (Inception) to January 31, 2013

For the Period from May 14, 2012 (Inception) to January 31, 2013
Cash flows from operating activities:
Net loss for the period	$(727)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-

Net cash used in operating activities	(727)

Cash flows from investing activities:
Furniture and equipment	(1,050)

Net cash (used in) investing activities	(1,050)

Cash flows from financing activities:
Proceeds from sale of common stock	5,000
Loans from director	6,623

Net cash provided by financing activities	11,623

Net increase (decrease) in cash	9,846

Cash, beginning of the period	-
Cash, end of the period	$9,846

Supplemental Cash Flow Information:
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2013

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

Blue Fashion Corp. was incorporated under the laws of the State of Nevada on  May 14, 2012. We are a development stage company in a business of providing exclusive agent services finding top models for fashion shows, television commercials, movies and magazines.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $9,846 of cash as of January 31, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Blue Fashion Corp.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2013

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Blue Fashion Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3—LOANS FROM DIRECTOR

On May 11, 2012, a director loaned $381 to incorporate the Company.

On November 1, 2012, director loaned the Company $167 to purchase business license and file initial list with Nevada Secretary of State.

On November 6, 2012, a director loaned $5,000 to the Company for business expenses.

On January 23, 2013, a director loaned $1,050 to purchase Nikon D7000 digital SLR camera, 18-55mm AF-S DX VR Nikon Zoom Lens.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $6,623 as of January 31, 2013.

NOTE 4—COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 2, 2013, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of January 31, 2013.

NOTE 5—COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Blue Fashion Corp.
(A Development Stage Company)
Notes to Financial Statements
January 31, 2013

NOTE 6—INCOME TAXES

As of January 31, 2013, the Company had net operating loss carry forwards of approximately $560 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

January 31, 2013
Federal income tax benefit attributable to:
Current operations	$247
Less: valuation allowance	(247)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

January 31, 2013
Deferred tax asset attributable to:
Net operating loss carry over	$247
Less: valuation allowance	(247)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $560 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7—GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8—SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

BLUE FASHION CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

July 31, 2013

Table of Contents

Page

Balance Sheets as of July 31, 2013 (Unaudited) and January 31, 2013	F-12

Statements of Operations for the periods three and six months ended July 31, 2013 (Unaudited)  and from May 14, 2012 through July 31, 2012 (Unaudited)  and for the Period from May 14, 2012 (Inception) to July 31, 2013 (Unaudited)
F-13

Statement of Stockholders’ Equity May 14, 2012 (Date of Inception) to July 31, 2013	F-14

Statements of Cash Flows for the periods six months ended July 31, 2013 and 2012 (Unaudited) and from May 14, 2012 (Date of Inception) to July 31, 2013 (Unaudited)	F-15

Notes to Financial Statements	F-16

Blue Fashion Corp.
(A Development Stage Company)
Balance Sheets

ASSETS	July 31, 2013 (unaudited)	January 31, 2013

Current Assets
Cash and cash equivalents	$1,905	$9,846

Total Current Assets	1,905	9,846

Fixed Assets
Furniture and equipment	1,050	1,050
Accumulated depreciation	(104)	-

Total Net Fixed Assets	946	1,050

Total Assets	$2,851	$10,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accrued expenses	$-	$-
Loan from director	6,623	6,623

Total Liabilities	6,623	6,623

Stockholders’ Equity
Common Stock, par value $.001; 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000	5,000
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(8,772)	(727)

Total Stockholders’ Equity	(3,772)	4,273

Total Liabilities and Stockholders’ Equity	$2,851	$10,896

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	Three Months ended July 31, 2013	For the Period May 14, 2012 through July 31, 2012	Six Months ended July 31, 2013	For the Period May 14, 2012 through July 31, 2012	Period from May 14, 2012 (inception) Through July 31, 2013

Revenues	$-	$-	$-	$-	$-

Operating Expenses
Depreciation expense	52	-	104	-	104
Business license and permits	-	381	-	381	715
Bank fees	60	-	151	-	163
General and administrative expenses	(910)	-	7,790	-	7,790

Total Operating Expenses	798	381	8,045	381	8,772

Net Income (Loss)	$798	$381	$8,045	$381	$8,772

Net income (loss) per common share: basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted-average number of common shares outstanding: basic and diluted	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Statements of Stockholders’ Equity
(Unaudited)

			Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Inception, May 14, 2012	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	5,000,000	5,000	-	-	5,000

Net loss for the period ended January 31, 2013	-	-	-	(727)	(727)

Balance as of January 31, 2013	5,000,000	5,000	-	(727)	4,273

Net loss for the period ended July 31, 2013	-	-	-	(8,045)	(8,045)

Balance as of July 31, 2013	5,000,000	$5,000	$-	$(8,772)	$(3,772)

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31, 2013	For the Period May 14, 2012 through July 31, 2012	For the Period from May 14, 2012 (Inception) to July 31, 2013
Cash flows from operating activities:
Net loss for the period	$(8,045)	$(381)	$(8,772)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-	-

Net cash used in operating activities	(8,045)	(381)	(8,772)

Cash flows from investing activities:
Furniture and equipment	-	-	(1,050)
Accumulated depreciation	104	-	104

Net cash provided by investing activities	104	-	(946)

Cash flows from financing activities:
Proceeds from sale of common stock	-	-	5,000
Loans from director	-	381	6,623

Net cash provided by financing activities	-	381	11,623

Net increase (decrease) in cash	(7,941)	-	1,905

Cash, beginning of the period	9,846	-	-
Cash, end of the period	$1,905	$-	$1,905

Supplemental Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Blue Fashion Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Blue Fashion Corp. was incorporated under the laws of the State of Nevada on May 14, 2012.  We are a development stage company in a business of providing exclusive agent services finding top models for fashion shows, television commercials, movies and magazines.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,905 of cash as of July 31, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Blue Fashion Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Blue Fashion Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LOANS FROM DIRECTOR

On May 11, 2012, director loaned $381 to incorporate the Company.

On November 1, 2012, director loaned the Company $167 to purchase business license and file initial list with Nevada Secretary of State.

On November 6, 2012, director loaned $5,000 to the Company for business expenses.

On January 23, 2013, director loaned $1,050 to purchase Nikon D7000 digital SLR camera, 18-55mm AF-S DX VR Nikon Zoom Lens.

The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $6,623 as of July 31, 2013.

Blue Fashion Corp.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On January 2, 2013, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of July 31, 2013.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – INCOME TAXES

As of July 31, 2013, the Company had net operating loss carry forwards of approximately $8,772 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

July 31, 2013
Federal income tax benefit attributable to:
Current operations	$2,982
Less: valuation allowance	(2,982)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

July 31, 2013
Deferred tax asset attributable to:
Net operating loss carry over	$2,982
Less: valuation allowance	(2,982)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $8,772 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of July 31, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to July 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

[Back Page of Prospectus]

PROSPECTUS

9,000,000 SHARES OF COMMON STOCK

BLUE FASHION CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.28
Printing Expenses	$240.00
Accounting Fees and Expenses	$2,000.00
Auditor Fees and Expenses	$2500.00
Legal Fees and Expenses	$3,500.00
Transfer Agent Fees	$1,000.00
TOTAL	$9,252.28

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)  The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which she is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)  The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that she is also a Director), and her or his heirs and personal representatives against all costs, charges and expenses incurred by her or them and resulting from him or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if she or he is not a full time employee of the Corporation and notwithstanding that she is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by her or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)  The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and her or his heirs or personal representatives against a liability incurred by her as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On November 6, 2012, Blue Fashion Corp. offered and sold 5,000,000 share of common stock to our President and sole director, Bojana Banjac, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000.

Blue Fashion Corp. made the offer and sale in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”),. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated January 21, 2013 by and between the Blue Fashion Corp. and Nina Vorkapic *
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of KLJ & Associates, LLP

*Incorporated by reference to Registrant's Form S-1 (File No. 333-188119), filed with the Commission on April 25, 2013.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Belgrade, Republic of Serbia on August 12, 2013.

BLUE FASHION CORP.

By:	/s/ Bojana Banjac
Name:	Bojana Banjac
Title:	Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bojana Banjac, as her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of BLUE FASHION CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Bojana Banjac	Director, President and Treasurer	August 12, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Agreement dated January 21, 2013, by and between the Blue Fashion Corp. and Nina Vorkapic *
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of KLJ & Associates, LLP

*Incorporated by reference to Registrant's Form S-1 (File No. 333-188119), filed with the Commission on April 25, 2013.